Exhibit 99.1

FOR IMMEDIATE RELEASE: FLORIDA DISTRIBUTION

American Access Technologies, Inc.

Keystone Heights, Florida

www.aatk.com

Company Contact: Joe McGuire, Chief Financial Officer

(352) 473-6673/ jmcguire@aatk.com

American Access Technologies Names

Tim Adams As VP of Sales and Marketing

Keystone Heights, FL – January 4, 2005 – PRNewswire – FirstCall –American Access Technologies, Inc. (NASDAQ: AATK) today announced that Timothy C. Adams has been named Vice President of Sales and Marketing, where he will be responsible for directing sales and marketing for both the patented zone cabling/wireless division and the contract manufacturing division of the Company.

Mr. Adams brings over thirty years of experience in sales, marketing, engineering and manufacturing to American Access, with the last fourteen years spent at Metcam, Inc., where he was director of sales, increasing sales fivefold and diversifying their products into additional markets. Prior to Metcam, he spent over three years at Belcan Corporation and over three years at Canron Industries, Inc., where he led successful sales and marketing campaigns. Prior to that he was involved in product development and in manufacturing. Mr. Adams earned an M.B.A. from Xavier University and received his bachelor of science degree in industrial engineering from Purdue University.

Joe McGuire, American Access Chief Financial Officer, said, “We are excited to have Tim lead our sales and marketing effort. Hiring a talented and experienced veteran like Tim underscores our commitment to providing unparalleled service that our existing partners expect. As we plan to continue to accelerate our sales goals, Tim brings extensive experience in building sales and marketing channels with his track record of success in sales and marketing. We have an excellent opportunity to drive revenue growth by cross-selling our full range of manufacturing products and services across our customer base, and we will look to Tim to lead that effort.”

Mr. Adams will oversee all aspects of our zone cabling and wireless enclosure sales effort, including the integration of AATK product sales with the Chatsworth Products sales team and he will lead the AATK sales efforts for all OEM account management. In addition, Mr. Adams will lead the effort to increase sales at the contract manufacturing division of the Company. Adams noted, “I believe that American Access is extremely well-positioned to create compelling products that will drive value for our existing customers and new customers alike. I look forward to working with all our partners and the rest of the American Access team as we strive toward profitability.”

Mr. Adams succeeds Scott Simpson, who will remain with the Company in his prior role as a commissioned salesman and the Company will continue to benefit from Mr. Simpson’s 29 years of experience in communications technology. Mr. McGuire said, “We are grateful for the contributions Scott has made to the Company during this transition period and we are pleased to retain his valued services. He has placed the zone and wireless products on a solid foundation for growth.”

About American Access Technologies, Inc.

American Access manufactures patented zone cabling and wireless enclosures that mount in ceilings, raised floors, and in custom furniture, for routing of telecommunications cabling, fiber optics and wireless solutions to the office desktop. The Company’s concept of “zone cabling” reduces costs for initial network installation and facilitates moves, adds, changes and upgrades for the network installations of today and tomorrow. Its Omega Metals subsidiary manufactures its proprietary products, and also employs state-of-the-art metal fabrication and finishing techniques for public and private companies and for the U.S. government contractors.

News and product/service information are available at www.aatk.com.

Note: This press release for American Access Technologies, Inc. may contain forward-looking statements as defined in Section 27A of the Securities Exchange Act of 1934, regarding events, conditions and financial trends that may affect the Company’s operating results and financial position. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, which are subject to various risks and uncertainties listed in the Company’s SEC filings. The forward-looking statements made herein are based on information presently available to the management of the company. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.